                                                                   EXHIBIT 10.20

                          AMENDMENT TO OEM AGREEMENT

This Amendment is entered into by and between COMPASS Design Automation, Inc. as successor in interest to CAD Language Systems, Inc. ("COMPASS") and IKOS Systems, Inc. ("IKOS"). The Effective Date of this Amendment is the later date signed below by the parties.

COMPASS and IKOS are parties to that certain OEM Software License Agreement (the "Agreement") dated June 25, 1989, as amended. The parties wish to amend the Agreement further to (i) formalize the grant of the non-exclusive, world wide license referred to in Section 1 of this Amendment and (ii) delete certain provisions of this Agreement and modify others in connection with the fully paid, non-exclusive world wide license referred to in Section 2 of this Amendment.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. GRANT OF LICENSE

Subject to the provisions of the Agreement, COMPASS grants to IKOS a license to use VTIP-XL, COMPASS part number VS-R-917-S, and extends the grant of licenses to use VTIP/VHDL COMPASS part number number VS-R-910-S, both of which include the complete development environment to VTIP-XL and VTIP/VHDL, respectively, consisting of the object code, source code, compile scripts and publicly releasable VHDL test cases (the "Licensed Code"). IKOS may modify, copy, enhance, port, maintain and create derivative works from the source code of the Licensed Code, which derivative works shall be part of the Licensed Code. The use of the Licensed Code is limited to internal use only by IKOS and may not be distributed to any third party without the written consent of COMPASS. This Licensed Code is COMPASS Confidential Information and will be treated by IKOS with the same level of confidentiality and protection as IKOS handles its own confidential code. COMPASS will supply the Licensed Code to IKOS within 5 days of the Effective Date of this Amendment.

The Licensed Code is licensed on an "AS-IS" basis and COMPASS shall have no obligation under Section 7 of the Agreement to IKOS or its customers with respect thereto and COMPASS shall be held harmless by IKOS for any claims arising from using, maintaining, enhancing, modifying or porting of the Licensed Code.

2. GRANT OF RUN TIME LICENSES

Subject to the provisions of the Agreement, COMPASS grants to IKOS a fully paid perpetual license to distribute and sublicense run time object code versions of both VTIP/VHDL, derived from COMPASS part number VS-R-910-S ("VTIP/VHDL") and VTIP-XL, derived from COMPASS part number VS-R-917-5 ("VTIP-XL"), or derivative works produced therefrom, only as integrated with IKOS VHDL simulation products.

Amendment to OEM Agreement             Page 1 of 3             December 27, 1995


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3. SERVICES TO BE PROVIDED

COMPASS shall supply four man weeks of training and consulting to facilitate the transfer of the VTIP-XL Source Code to IKOS. This consulting will be available from the period January 1, 1996 to September 30, 1996 and must be used by IKOS during that period or will be lost. Delivery of such consulting will be made at mutually agreed to times, but not later than two weeks after IKOS may request. After that period any additional consulting may be available at COMPASS' then prevailing rates for such consulting. Reasonable travel expenses for COMPASS personnel to travel and deliver such services at any site other than COMPASS Columbia, Md. site shall be borne by IKOS.

IKOS shall receive, at no additional charge, new versions of the Licensed Code resulting from changes, updates and bug fixes by COMPASS to the Licensed Code during the 18 month period following the Effective Date of this Amendment. COMPASS will also provide telephonic and e-mail maintenance support, including bug fixes to the Licensed Code through September 30, 1996.

4. PAYMENT

IKOS shall make a non-refundable $350,000.00 payment to COMPASS within 30 days of the Effective Date of this Agreement.

5. COMPLETED OBLIGATIONS

COMPASS obligations to maintain the originally licensed product, "VTIP", now known as VTIP/VHDL, COMPASS part number series V5-x-910, as described in Section 4 and all subsections pertaining thereto shall cease on June 30, 1996. The following Sections of the OEM Agreement are deleted in their entirety:

         Section 5 Reports, Payments and Pricing
         Section 5.1 Reports
         Section 5.2 Pricing
         Section 5.3 Payment
         Section 5.4 Payment upon Termination
         Section 6 Audit Rights
         Section 18 Publicity
         Section 22 Escrow of VTIP Code
         Exhibit E: CLSI Base Prices
         Exhibit G: VTIP Code Escrow Provisions

The Amendment Agreement effective September 10, 1991 is no longer applicable and the obligations and requirements specified therein are deemed by both parties to have been fulfilled.

Amendment to OEM Agreement             Page 2 of 3             December 27, 1995
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6. TERM OF AGREEMENT

Sections 10 and 11 are deleted in their entirety and replaced with the new Sections as follows:

      "SECTION 10  TERM OF THE AGREEMENT

      The initial term of this Agreement is extended for five years from the Effective Date of this amendment. Licensee shall have the sole option to renew the Agreement for a successive five year term by written notice to Licensor with 90 days notice in advance of the 5 year anniversary date. In the event of a normal termination of the Agreement, i.e. not termination by breach by IKOS, the following provisions will survive such normal termination: Section 1 and 2 of this Amendment and Paragraph 8 of the Agreement.

      This Agreement may be terminated by either party as a result of a material breach by the other party that has remained uncured for a period of 30 days from written notice of such breach.

      SECTION 11  RESERVED"

7. To the extent that the terms of this Amendment are in conflict with the terms of the Agreement or amendment(s) thereto, the terms of this Amendment will prevail.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative.

IKOS Systems, Inc.


By:    /s/ Ramon Nunez
       --------------------------
       Ramon Nunez

Title: President & CEO

Date:  12-27-95




COMPASS Design Automation, Inc.


By:    /s/ Taylor Scanlon
       --------------------------
       Taylor Scanlon

Title: V.P. North America

Date:  12-27-95


Amendment to OEM Agreement            Page 3 of 3              December 27, 1995